Exhibit 10.24

December 16, 2009

Axcan Holdings Inc.
597 Boulevard Laurier
Mont-Saint-Hilaire, QC J3H 6C4

Re:           Advancement and Indemnification Rights

In light of recent court decisions concerning the rights of corporate directors and officers (including directors designated by sponsor shareholder investors) to advancement of expenses and indemnification, TPG Capital, L.P. ("TPG") and Axcan Holdings Inc. (the "Company" or "Axcan") have agreed to enter into this Letter Agreement (the "Agreement") to clarify their understandings with respect to certain matters.  Capitalized terms not defined elsewhere in this Agreement are used herein as defined in Section 3.

This Agreement clarifies certain rights of (i) TPG, (ii) any TPG Affiliate or other persons or entities providing management, advisory, consulting or other services at the direction or request of TPG or any TPG Affiliate to or for the benefit of the Company or any successors or direct or indirect parents or subsidiaries of the Company (collectively, "Axcan Companies") (iii) any Fund; (iv) any persons designated by TPG, any TPG Affiliate or any Fund to serve as a director, officer, board observer, partner, trustee, fiduciary, manager, employee, agent or functional or foreign equivalent of the foregoing, of or to any of the Axcan Companies or of or to any partnership or joint venture of which any Axcan Company is a partner or member (collectively, the "TPG Designees"); and (v) any direct or indirect partners (including general partners), shareholders, members (including managing members), controlling persons,  directors, officers, fiduciaries, managers, employees and agents of each of the foregoing  (those persons and entities identified in (i), (ii), (iii), (iv) and (v) are herein referred to collectively as the "Indemnitees," and individually as an "Indemnitee"), where such rights exist under applicable law or pursuant to an Organizational Document, Management Agreement or any other agreement or document of an Axcan Company or to which an Axcan Company is a party (herein referred to collectively as the "Axcan Indemnity Undertakings").  For clarity, this Agreement is not an Axcan Indemnity Undertaking.

The parties intend that (i) the Axcan Companies are and shall at all times be the indemnitors of first resort with respect to any and all matters for which advancement of expenses and indemnification are provided by the Axcan Companies to or on behalf of any Indemnitee, without regard to the time of any related claims and liabilities or of any act, statement or omission relating thereto, (ii) the advancement of expenses and/or indemnity for each Indemnitee shall be on a primary basis, and (iii) any Indemnitee may be expected to seek advancement of expenses and/or indemnification from any other potential source of such advancement or indemnification (including from any other Indemnitee) only if, and to the extent, that the Axcan Companies are not legally required and/or financially unable to advance expenses and/or indemnify, as the case may be, to or on behalf of such Indemnitee.

In consideration of the mutual agreements herein contained, and other good and valuable consideration – including TPG's agreement (or the agreement of any TPG Affiliate) to provide management, advisory or other services to the Axcan Companies and the agreement of TPG Designees to serve one or more Axcan Companies – the receipt and sufficiency of which is hereby acknowledged, all parties intending to be legally bound, hereby agree as follows:

1.           Company is Primary Indemnitor.

Each of the undersigned Axcan Companies hereby acknowledges and agrees that (a) each of the undersigned Axcan Companies is an indemnitor of first resort with respect to an Axcan Indemnity Undertaking ; (b) the obligations of the Axcan Companies to each Indemnitee under Axcan Indemnity Undertakings are primary, and any obligations of TPG, any TPG Affiliate or any Fund or other Indemnitee to provide advancement of expenses or indemnification for any Losses incurred by Indemnitee and for which any Axcan Company is obligated to indemnify an Indemnitee under an Axcan Indemnity Undertaking  are secondary, and (c) if TPG, or any TPG Affiliate, Fund or other Indemnitee, is obligated to pay, or pays, or causes to be paid for any reason, any expense or Loss which any Axcan Company is otherwise obligated to pay to or on behalf of Indemnitee under an Axcan Indemnity Undertaking, then (x) such TPG, TPG Affiliate, Fund or other Indemnitee, as the case may be, shall be fully subrogated to and otherwise succeed to all rights of Indemnitee with respect to such payment, including with respect to any rights to claim such amounts from any of the Axcan Companies and (y) each undersigned Axcan Company shall jointly and severally guarantee performance of this Agreement by the Axcan Companies.

2.           Specific Waiver of Contribution, etc.

Each undersigned Axcan Company hereby unconditionally and irrevocably waives, relinquishes and releases (and covenants and agrees not to exercise, and to cause each affiliate of any Axcan Company not to exercise), any claims  that any Axcan Company may now have or hereafter acquire against any Fund or other TPG Affiliate, whether pursuant to any right of contribution, subrogation, indemnification or otherwise,  to require it to reimburse any expense or Loss which any Axcan Company is obligated to pay another Indemnitee under an Axcan Indemnity Undertaking.

3.           Definitions.  As used in this Agreement, the phrase "including" shall not be deemed to be a term of limitation but rather shall be construed to mean "including, without limitation" and the following terms are used with the meaning set forth herein:

(a)	"Losses" means any and all damages, judgments, liabilities, assessments, fines, penalties, amounts paid in settlement, fees and costs (including attorneys fees and costs) or other losses.

(b)	"Management Agreement" means any advisory, management, monitoring or other similar or equivalent agreement.

(c)
"Fund" means any investment fund formed or managed by TPG or any TPG Affiliate or for which TPG or any TPG Affiliate serves as an investment adviser including without limitation TPG Partners V, L.P., and any other partnership, limited liability company or other legal entity that is a TPG Affiliate which directly or indirectly owns equity securities of the Company or any other Axcan Company.

(d)
"Organizational Document" means an entity's charter, by-laws, partnership agreement, limited liability company agreement, operating agreement, indemnification agreement, or other similar or equivalent agreement or document.

(e)
"TPG Affiliate" means any entity that, directly or indirectly, (i) is controlled by, (ii) controls or (iii) is under common control with, TPG; provided that, under no circumstances shall any portfolio company of TPG (including any Axcan Company) be deemed a TPG Affiliate hereunder.

4.	Miscellaneous.

(a)
This Agreement may be amended, modified, extended or terminated (and the provisions hereof may be waived) only by a written agreement specifically identified as such and signed by TPG and the relevant Axcan Company.  No oral amendment, modification or waiver of this Agreement shall be effective.

(b)
An Indemnitee's rights under this Agreement and any Axcan Indemnity Undertaking that gives rise to indemnification and/or advancement rights are present contractual rights that shall fully vest upon any Indemnitee's first service as a director, officer, board observer, fiduciary, partner, trustee, manager, employee, agent or functional or foreign equivalent of any of the foregoing of any of the Axcan Companies.  No amendment, alteration or repeal of this Agreement or any other such agreement or document or of any provision hereof or thereof validly effected shall limit or restrict any right of Indemnitee under this Agreement or such agreement or document in respect of any act, omission or statement of such Indemnitee occurring prior to such amendment, alteration or repeal. No right under this Agreement may be exercised by or with respect to an Indemnitee after a period ending on the sixth (6th) anniversary of the date such Indemnitee ceased being a director, officer, board observer, fiduciary, partner, trustee, manager, employee, agent or functional or foreign equivalent of any of the foregoing of any of the Axcan Companies

(c)
Nothing in this Agreement shall be construed to require:  (i) TPG, any TPG Affiliate or any other person or entity to continue to provide management, advisory, consulting or other services, or (ii) any TPG Designee to continue to serve as a director, officer or agent of any Axcan Company (or in any other capacity).  No Indemnitee's rights hereunder shall be limited or impaired in any way if such Indemnitee ceases, for any reason, to serve or provide services to any Axcan Company.

(d)
To the extent permitted by applicable choice of law principles, this Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the substantive laws of the State of Delaware without giving effect to any choice or conflict of law principles or rules that would result in the application of the domestic substantive law of any other jurisdiction.

(e)
Except as, and to the extent, expressly provided herein, (i) no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise, so long as such right or remedy does not conflict with any right or remedy provided hereunder, (ii) any and all rights to advancement of expenses and/or indemnification to which each Indemnitee has ever been, is or may in the future be entitled from the Axcan Companies shall remain unchanged by this Agreement and (iii) the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.  To the extent that any term or condition of this Agreement conflicts with any term or condition under any Axcan Indemnity Undertaking or under any other agreement or document to which any of the Axcan Companies and an Indemnitee are parties or by which they  are otherwise together bound with respect to the subject matter of this Agreement, the terms and conditions of this Agreement shall control.

(f)
Each Indemnitee that is not a direct party hereunder is and shall be considered an express third-party beneficiary hereunder and shall be entitled to enforce this Agreement to the same extent as a party hereunder provided it provides prior written notice to the Axcan Companies of its intention to seek the benefit of this Agreement.

(g)
If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any section or subsection of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties expressed herein; and (iii) to the fullest extent possible, the provisions of this Agreement (including each portion of any section or subsection of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

(h)
This Agreement may be executed in any number of counterparts and by each of the parties in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same instrument.

Very truly yours,

TPG Capital, L.P. By: Tarrant Capital, LLC By: _/s/______________________________ Name: Clive D. Bode Title: Vice President and Secretary

ACKNOWLEDGED AND AGREED TO as of the date of this letter.

Axcan Holdings, Inc. By: __/s/_____________________________ Name: Title:	Axcan Pharma Inc. By: __/s/_____________________________ Name: Title

Axcan Pharma US,  Inc.

By:  __/s/_____________________________
Name:
Title